Exhibit 99.1

1550 Peachtree Street, N.W.  Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Revenue of $484.1 Million and Net Income of $72.3 Million for the Third Quarter of 2008

ATLANTA, October 20, 2008 – Equifax Inc. (NYSE: EFX) today announced financial results for its third quarter ended September 30, 2008.  The company reported revenue of $484.1 million, a 2 percent decrease from the third quarter of 2007, and net income of $72.3 million, a 6 percent increase over the same period.  On a non-GAAP basis, excluding the impact of restructuring and asset write-down charges, net of tax, and an income tax benefit, net income was flat compared to the third quarter of 2007.  Diluted earnings per share (“EPS”) was $0.56 compared to $0.48 in the same period of the prior year, a 15 percent increase.  On a non-GAAP basis, EPS, excluding the impact of acquisition-related amortization expense, restructuring and asset write-down charges and the income tax benefit (“adjusted EPS”) was $0.63, up 9 percent from the same period of 2007.

“I am pleased with the solid earnings performance this quarter which was accomplished in one of the most challenging environments many of us have ever experienced. We continue to aggressively manage our costs, to ensure that we are operating as efficiently as possible, while realigning our resources against key strategic opportunities. Our strong financial position enables us to continue investing in new product innovation, new markets and geographic expansion to support both near-term and long-term revenue growth,” said Richard F. Smith, Equifax’s Chairman and Chief Executive Officer.

Third Quarter 2008 Highlights

•                  Revenue was $484.1 million for the third quarter of 2008, down 2 percent from the third quarter of 2007, reflecting the challenging economic environment.  Foreign currency favorably impacted revenue by 1 percent in the third quarter of 2008 compared to 2 percent in the same period of 2007.

•                  During the third quarter of 2008, we realigned our business to better support our strategic objectives which resulted in $16.8 million of restructuring and asset write-down charges.  We also recognized a tax benefit of $14.6 million related to uncertain tax positions for which the statute of limitations expired during the quarter.

•                  Cash provided by operating activities was $138.0 million for the third quarter of 2008, up 16 percent from $118.7 million in the third quarter of 2007.

•                  Operating income was $107.2 million, a 17 percent decrease from the same period of 2007.  On a non-GAAP basis, operating income excluding the impact of restructuring and asset write-down charges (“adjusted operating income”) was $124.0 million, down 4 percent from the third quarter of 2007.

•                  Operating margin was 22.2 percent.  On a non-GAAP basis, excluding the impact of restructuring and asset write-down charges, operating margin was 25.6 percent in the third quarter of 2008 compared to 26.2 percent in the same period of 2007 and 25.4 percent in the second quarter of 2008.

•                  The effective tax rate for the third quarter of 2008 was 19.9 percent, down from 37.6 percent in the third quarter of 2007.  The decline was primarily due to the third quarter 2008 tax benefit mentioned above.

•                  EBITDA (a non-GAAP financial measure defined as operating income adding back depreciation and amortization expense and restructuring charges) was $163.0 million, down 3 percent from the third quarter of 2007.

•                  During the third quarter 2008, we repurchased 1.8 million of our common shares on the open market for $62.8 million.  At September 30, 2008, our remaining authorization for future share repurchases was $170.0 million.

U.S. Consumer Information Solutions (USCIS)

Total revenue was $220.6 million in the third quarter of 2008, a 9.5 percent decrease from the third quarter of 2007.  Operating margin for USCIS was 38.2 percent in the third quarter of 2008, up slightly from 38.0 percent in the second quarter of 2008.  Operating margin in the third quarter of 2007 was 39.8 percent.

International

Total revenue was $132.5 million in the third quarter of 2008, an 8 percent increase from the third quarter of 2007. In local currency, revenue was up 5 percent when compared to the same period in the prior year.  Compared to the third quarter of 2007:

•                  Europe revenue was $44.9 million, down 6 percent in U.S. dollars (2 percent in local currency);

•                  Latin America revenue was $59.3 million, up 26 percent in U.S. dollars (16 percent in local currency); and

•                  Canada Consumer revenue was $28.3 million, flat in U.S. dollars (flat in local currency).

Operating margin for International was 30.0 percent in the third quarter of 2008 down from 31.2 percent in the third quarter of 2007 and from 30.6 percent in the second quarter of 2008.

TALX

Total revenue was $73.4 million in the third quarter of 2008, a 4 percent increase from the third quarter of 2007.  Compared to the third quarter of 2007:

•                  The Work Number revenue was $32.6 million, up 12 percent;

•                  Tax and Talent Management revenue was $40.8 million, down 1 percent.

Operating margin was 16.1 percent, up from 14.2 percent in the third quarter of 2007.  During the quarter, total records in the employment database grew to 184.0 million, up 16 percent from a year ago.

North America Personal Solutions

Total revenue rose to $40.9 million, a 6 percent increase from the third quarter of 2007. Operating margin was 29.8 percent, up from 26.9 percent in the third quarter of 2007.

North America Commercial Solutions

Total revenue was $16.7 million, flat when compared to the third quarter of 2007. Operating margin was 14.8 percent, down from 19.5 percent in the third quarter of 2007.

Fourth Quarter 2008 Guidance

Based on current levels of economic activity, customer demand, traditional seasonal trends, and recent foreign exchange rates, the company expects revenue to be in the range of $453 million to $463 million.  The company also expects adjusted diluted earnings per share, a non-GAAP financial measure which excludes acquisition-related amortization expense, to be in the range of $0.59 to $0.63.

In the case of forward-looking non-GAAP financial measures, we have not provided corresponding forward-looking GAAP financial measures because these measures are not accessible to us.  We cannot predict the occurrence, timing, or amount of all items that we exclude from our non-GAAP financial measures which could potentially be significant to the calculation of our GAAP financial measures for future fiscal periods.

About Equifax

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, employment and income verification and human resources business process outsourcing services, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

Customers have trusted Equifax for over 100 years to deliver innovative solutions with the highest integrity and reliability.  Businesses – large and small – rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, HR/payroll services, and much more.  We empower individual consumers to manage their personal credit information, protect their identity and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. employs approximately 7,000 people in 15 countries throughout North America, Latin America and Europe. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

www.equifax.com

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, October 21, 2008, at 8:30 a.m. (EDT) via a live audio webcast.  To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast.  This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents operating income and operating margin excluding restructuring and asset write-down charges; net income excluding the restructuring and asset write-down charges, net of tax, and income tax benefit; diluted EPS excluding acquisition-related amortization expense, restructuring and asset write-down charges, all net of tax, and income tax benefit; and EBITDA, which we define as operating income adding back depreciation and amortization expense and restructuring charges.  These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, operating margin, net income or EPS as determined in accordance with GAAP.  EBITDA as we have calculated it may not be comparable to similarly titled measures reported by other companies.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A.  This information can also be found under “Investors/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

Management believes certain statements in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made.  Management does not undertake any obligation to update any forward-looking statements.

Actual results may differ materially from those expressed or implied.  Such differences may result from actions taken by Equifax, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond Equifax’s control, including but not limited to changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment, changes in demand for Equifax’s products and services, our ability to develop new products and services, pricing and other competitive pressures, our ability to achieve targeted cost efficiencies, risks relating to illegal third party efforts to access data, risks associated with our ability to complete and integrate acquisitions and other investments, changes in laws and regulations governing our business, including federal or state responses to identity theft concerns, and the outcome of our pending litigation.  Certain additional factors are set forth in Equifax’s Annual Report on Form 10-K for the year ended December 31, 2007 under Item 1A, “Risk Factors”, and other filings with the Securities and Exchange Commission.

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	September 30,
(In millions, except per share amounts)	2008	2007
	(Unaudited)
Operating revenue	$484.1	$492.5
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	193.7	194.3
Selling, general and administrative expenses	141.8	130.1
Depreciation and amortization	41.4	38.9
Total operating expenses	376.9	363.3
Operating income	107.2	129.2
Interest expense	(16.9)	(19.9)
Minority interests in earnings, net of tax	(1.5)	(1.7)
Other income, net	1.5	1.2
Income before income taxes	90.3	108.8
Provision for income taxes	(18.0)	(40.9)
Net income	$72.3	$67.9

Basic earnings per common share	$0.57	$0.49
Weighted-average shares used in computing basic earnings per share	127.5	137.4
Diluted earnings per common share	$0.56	$0.48
Weighted-average shares used in computing diluted earnings per share	129.8	140.6
Dividends per common share	$0.04	$0.04

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
	September 30,
(In millions, except per share amounts)	2008	2007
	(Unaudited)
Operating revenue	$1,489.1	$1,352.2
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	597.5	553.5
Selling, general and administrative expenses	413.2	342.8
Depreciation and amortization	117.3	89.9
Total operating expenses	1,128.0	986.2
Operating income	361.1	366.0
Interest expense	(53.9)	(37.7)
Minority interests in earnings, net of tax	(5.0)	(4.4)
Other income, net	2.7	2.5
Income before income taxes	304.9	326.4
Provision for income taxes	(96.1)	(119.4)
Net income	$208.8	$207.0

Basic earnings per common share	$1.62	$1.56
Weighted-average shares used in computing basic earnings per share	128.7	132.4
Diluted earnings per common share	$1.59	$1.53
Weighted-average shares used in computing diluted earnings per share	131.1	135.5
Dividends per common share	$0.12	$0.12

EQUIFAX

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In millions, except par values)	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$69.0	$81.6
Trade accounts receivable, net of allowance for doubtful accounts of $13.7 and $8.9 at September 30, 2008 and December 31, 2007, respectively	273.7	295.8
Prepaid expenses	30.0	25.8
Other current assets	22.3	21.8
Total current assets	395.0	425.0
Property and equipment:
Capitalized internal-use software and system costs	319.7	292.2
Data processing equipment and furniture	189.6	184.7
Land, buildings and improvements	122.9	89.5
Total property and equipment	632.2	566.4
Less accumulated depreciation and amortization	(341.0)	(306.9)
Total property and equipment, net	291.2	259.5
Goodwill	1,812.9	1,834.6
Indefinite-lived intangible assets	95.5	95.7
Purchased intangible assets, net	703.6	764.5
Prepaid pension asset	74.7	72.2
Other assets, net	77.7	72.4
Total assets	$3,450.6	$3,523.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current maturities	$55.2	$222.1
Accounts payable	26.5	31.1
Accrued expenses	72.6	79.4
Accrued salaries and bonuses	57.5	63.5
Deferred revenue	71.0	69.9
Other current liabilities	80.0	80.9
Total current liabilities	362.8	546.9
Long-term debt	1,252.9	1,165.2
Deferred income tax liabilities, net	270.7	277.1
Long-term pension and other postretirement benefit liabilities	65.7	62.8
Other long-term liabilities	60.9	72.7
Total liabilities	2,013.0	2,124.7
Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.1 and 188.5 at September 30, 2008 and December 31, 2007, respectively; Outstanding shares - 126.6 and 129.7 at September 30, 2008 and December 31, 2007, respectively	236.4	235.6
Paid-in capital	1,071.3	1,040.8
Retained earnings	2,222.1	2,030.0
Accumulated other comprehensive loss	(213.7)	(170.5)
Treasury stock, at cost, 59.1 shares and 55.1 shares at September 30, 2008 and December 31, 2007, respectively	(1,824.9)	(1,679.0)
Stock held by employee benefits trusts, at cost, 3.4 shares and 3.7 shares at September 30, 2008 and December 31, 2007, respectively	(53.6)	(57.7)
Total shareholders' equity	1,437.6	1,399.2
Total liabilities and shareholders' equity	$3,450.6	$3,523.9

EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
(In millions)	2008	2007
	(Unaudited)
Operating activities:
Net income	$208.8	$207.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	117.3	89.9
Stock-based compensation expense	15.9	13.2
Tax effects of stock-based compensation plans	2.9	12.9
Excess tax benefits from stock-based compensation plans	(1.9)	(12.5)
Deferred income taxes	(14.6)	(4.2)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	15.9	(4.5)
Prepaid expenses and other current assets	0.2	(9.6)
Other assets	(4.7)	(16.7)
Current liabilities, excluding debt	(8.7)	(8.9)
Other long-term liabilities, excluding debt	(6.3)	5.2
Cash provided by operating activities	324.8	271.8
Investing activities:
Investment in equity affiliate	(4.4)	—
Capital expenditures	(89.3)	(85.3)
Acquisitions, net of cash acquired	(17.8)	(294.8)
Cash used in investing activities	(111.5)	(380.1)
Financing activities:
Net short-term (repayments) borrowings	(165.9)	88.1
Net borrowings under long-term revolving credit facilities	90.0	78.4
Proceeds from issuance of long-term debt	2.2	543.9
Payments on long-term debt	(3.3)	—
Treasury stock purchases	(143.9)	(605.7)
Dividends paid	(15.4)	(15.4)
Proceeds from exercise of stock options	14.1	27.1
Excess tax benefits from stock-based compensation plans	1.9	12.5
Other	(0.8)	(5.3)
Cash (used in) provided by financing activities	(221.1)	123.6
Effect of foreign currency exchange rates on cash and cash equivalents	(4.8)	3.9
(Decrease) increase in cash and cash equivalents	(12.6)	19.2
Cash and cash equivalents, beginning of period	81.6	67.8
Cash and cash equivalents, end of period	$69.0	$87.0

Common Questions & Answers (Unaudited)

(Dollars in millions)

1.              Can you provide a further analysis of operating revenue and operating income by operating segment?

Operating revenue and operating income consist of the following components:

	Three Months Ended September 30,
		% of		% of
(in millions)	2008	Revenue	2007	Revenue	$ Change	% Change
Operating revenue:
U.S. Consumer Information Solutions	$220.6	46%	$243.9	50%	$(23.3)	-10%
International	132.5	27%	122.9	25%	9.6	8%
TALX	73.4	15%	70.4	14%	3.0	4%
North America Personal Solutions	40.9	8%	38.6	8%	2.3	6%
North America Commercial Solutions	16.7	4%	16.7	3%	—	0%
Total operating revenue	$484.1	100%	$492.5	100%	$(8.4)	-2%

	Three Months Ended September 30,
		Operating		Operating
(in millions)	2008	Margin	2007	Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$84.2	38.2%	$97.0	39.8%	$(12.8)	-13%
International	39.8	30.0%	38.4	31.2%	1.4	4%
TALX	11.8	16.1%	10.0	14.2%	1.8	18%
North America Personal Solutions	12.2	29.8%	10.4	26.9%	1.8	17%
North America Commercial Solutions	2.5	14.8%	3.2	19.5%	(0.7)	-24%
General Corporate Expense	(43.3)	nm	(29.8)	nm	(13.5)	-45%
Total operating income	$107.2	22.2%	$129.2	26.2%	$(22.0)	-17%

	Nine Months Ended September 30,
		% of		% of
(in millions)	2008	Revenue	2007	Revenue	$ Change	% Change
Operating revenue:
U.S. Consumer Information Solutions	$682.4	46%	$741.0	55%	$(58.6)	-8%
International	399.9	27%	343.9	25%	56.0	16%
TALX	229.7	15%	105.6	8%	124.1	117%
North America Personal Solutions	125.5	8%	115.3	9%	10.2	9%
North America Commercial Solutions	51.6	4%	46.4	3%	5.2	11%
Total operating revenue	$1,489.1	100%	$1,352.2	100%	$136.9	10%

	Nine Months Ended September 30,
		Operating		Operating
(in millions)	2008	Margin	2007	Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$261.2	38.3%	$299.8	40.5%	$(38.6)	-13%
International	121.4	30.3%	104.3	30.3%	17.1	16%
TALX	38.1	16.6%	14.5	13.7%	23.6	162%
North America Personal Solutions	33.7	26.8%	24.0	20.8%	9.7	40%
North America Commercial Solutions	7.9	15.4%	5.6	12.1%	2.3	42%
General Corporate Expense	(101.2)	nm	(82.2)	nm	(19.0)	-23%
Total operating income	$361.1	24.2%	$366.0	27.1%	$(4.9)	-1%

nm - not meaningful

Common Questions & Answers (Unaudited)

(Dollars in millions)

2.              Can you provide a further analysis of operating revenue in the product and services lines, or geographic regions within each operating segment?

Operating revenue consists of the following components:

	Three Months Ended September 30,
		% of		% of
(in millions)	2008	Revenue	2007	Revenue	$ Change	% Change
Operating revenue:
Online Consumer Information Solutions	$151.1	31%	$160.9	33%	$(9.8)	-6%
Mortgage Reporting Solutions	16.7	4%	16.9	3%	(0.2)	-1%
Credit Marketing Services	30.0	6%	39.2	8%	(9.2)	-24%
Direct Marketing Services	22.8	5%	26.9	6%	(4.1)	-15%
Total U.S. Consumer Information Solutions	220.6	46%	243.9	50%	(23.3)	-10%
Europe	44.9	9%	47.6	10%	(2.7)	-6%
Latin America	59.3	12%	47.1	10%	12.2	26%
Canada Consumer	28.3	6%	28.2	5%	0.1	0%
Total International	132.5	27%	122.9	25%	9.6	8%
The Work Number	32.6	7%	29.1	6%	3.5	12%
Tax and Talent Management Services	40.8	8%	41.3	8%	(0.5)	-1%
Total TALX	73.4	15%	70.4	14%	3.0	4%
North America Personal Solutions	40.9	8%	38.6	8%	2.3	6%
North America Commercial Solutions	16.7	4%	16.7	3%	—	0%
Total operating revenue	$484.1	100%	$492.5	100%	$(8.4)	-2%

	Nine Months Ended September 30,
		% of		% of
(in millions)	2008	Revenue	2007	Revenue	$ Change	% Change
Operating revenue:
Online Consumer Information Solutions	$459.3	31%	$488.4	36%	$(29.1)	-6%
Mortgage Reporting Solutions	52.0	3%	53.4	4%	(1.4)	-3%
Credit Marketing Services	101.2	7%	119.3	9%	(18.1)	-15%
Direct Marketing Services	69.9	5%	79.9	6%	(10.0)	-13%
Total U.S. Consumer Information Solutions	682.4	46%	741.0	55%	(58.6)	-8%
Europe	139.1	9%	135.0	10%	4.1	3%
Latin America	173.6	12%	130.9	10%	42.7	33%
Canada Consumer	87.2	6%	78.0	5%	9.2	12%
Total International	399.9	27%	343.9	25%	56.0	16%
The Work Number	100.6	7%	44.6	3%	56.0	126%
Tax and Talent Management Services	129.1	8%	61.0	5%	68.1	111%
Total TALX	229.7	15%	105.6	8%	124.1	117%
North America Personal Solutions	125.5	8%	115.3	9%	10.2	9%
North America Commercial Solutions	51.6	4%	46.4	3%	5.2	11%
Total operating revenue	$1,489.1	100%	$1,352.2	100%	$136.9	10%

Common Questions & Answers (Unaudited)

(Dollars in millions)

3.              What drove the fluctuation in the effective tax rate?

Our effective income tax rate was 19.9% for the three months ended September 30, 2008, down from 37.6% for the same period in 2007, due primarily to the reversal of a $14.6 million income tax reserve related to an uncertain tax position regarding our Brazilian operations, for which the statute of limitations expired during the third quarter, and to a lower foreign tax rate.  The effective income tax rate was 31.5% for the nine months ended September 30, 2008, down from 36.6% for the same period in 2007 due primarily to the items discussed above.

4.              Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
U.S. Consumer Information Solutions	$11.7	$11.9	$34.3	$35.4
International	6.2	5.5	18.4	15.5
TALX	16.0	15.9	47.1	23.3
North America Personal Solutions	0.9	0.6	2.3	2.3
North America Commercial Solutions	1.2	1.4	4.0	4.2
General Corporate Expense	5.4	3.6	11.2	9.2
Total depreciation and amortization	$41.4	$38.9	$117.3	$89.9

5.              What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended September 30, 2008
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada *	$0.2	0%	$0.1	0%
Europe	(1.8)	-4%	(0.7)	-5%
Latin America	4.7	10%	1.4	9%
	$3.1	1%	$0.8	1%

	Nine Months Ended September 30, 2008
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada*	$8.3	9%	$3.4	9%
Europe	0.7	1%	(0.2)	-1%
Latin America	18.3	14%	5.4	13%
	$27.3	2%	$8.6	2%

* Canada financial results are reported in both our North America Commercial Solutions and International operating segments.

Common Questions & Answers (Unaudited)

(Dollars in millions)

6.              What was the cash flow provided by operating activities for the third quarters of 2008 and 2007?

Cash provided by operating activities was as follows:

Nine Months Ended		Six Months Ended		Three Months Ended
September 30,		June 30,		September 30,
2008	2007	2008	2007	2008	2007
$324.8	$271.8	$186.8	$153.1	$138.0	$118.7

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.          Reconciliation of operating income to adjusted operating income, excluding restructuring and asset write-down charges, and presentation of adjusted operating margin:

	Three Months Ended
	September 30,
	2008	2007

Revenue	$484.1	$492.5
Operating income	$107.2	$129.2
Restructuring and asset write-down charges (1)	16.8	—
Adjusted operating income, excluding restructuring and asset write-down charges	$124.0	$129.2
Adjusted operating margin	25.6%	26.2%

B.            Reconciliation of net income to net income, adjusted for restructuring and asset write-down charges and income tax benefit, and net income to diluted EPS, adjusted for acquisition-related amortization expense, restructuring and asset write-down charges and income tax benefit:

	Three Months Ended
	September 30,
	2008	2007	$ Change	% Change

Net income	$72.3	$67.9	$4.4	6%
Restructuring and asset write-down charges, net of tax (1)	10.5	—	10.5	nm
Income tax benefit (2)	(14.6)	—	(14.6)	nm
Net income, adjusted for restructuring and asset write-down charges and income tax benefit	68.2	67.9	0.3	0%
Acquisition-related amortization expense, net of tax	13.9	13.5	0.4	3%
Net income, adjusted for acquisition-related amortization expense, restructuring and asset write-down charges and income tax benefit	$82.1	$81.4	$0.7	1%
Diluted EPS, adjusted for acquisition-related amortization expense, restructuring and asset write-down charges and income tax benefit	$0.63	$0.58	$0.05	9%
Weighted-average shares used in computing diluted EPS	129.8	140.6

	Nine Months Ended
	September 30,
	2008	2007	$ Change	% Change

Net income	$208.8	$207.0	$1.8	1%
Restructuring and asset write-down charges, net of tax (1)	10.5	—	10.5	nm
Income tax benefit (2)	(14.6)	—	(14.6)	nm
Net income, adjusted for restructuring and asset write-down charges and income tax benefit	204.7	207.0	(2.3)	-1%
Acquisition-related amortization expense, net of tax	41.0	27.4	13.6	50%
Net income, adjusted for acquisition-related amortization expense, restructuring and asset write-down charges and income tax benefit	$245.7	$234.4	$11.3	5%
Diluted EPS, adjusted for acquisition-related amortization expense, restructuring and asset write-down charges and income tax benefit	$1.87	$1.73	$0.14	8%
Weighted-average shares used in computing diluted EPS	131.1	135.5

nm - not meaningful

(1)          Restructuring and asset write-down charges include severance of $10.3 million, certain contractual costs of $4.1 million and asset write-down charges of $2.4 million.  See the Notes to this reconciliation for additional detail.

(2)          See Question #3 in the Q&A section of this document.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

C.            Reconciliation of operating income to EBITDA (operating income before depreciation and amortization expense and restructuring charge):

	Three Months Ended
	September 30,
	2008	2007	$ Change	% Change
Operating income	$107.2	$129.2	$(22.0)	-17%
Depreciation and amortization expense	41.4	38.9	2.5	6%
Restructuring charge (1)	14.4	—	14.4	nm
EBITDA	$163.0	$168.1	$(5.1)	-3%

	Nine Months Ended
	September 30,
	2008	2007	$ Change	% Change
Operating income	$361.1	$366.0	$(4.9)	-1%
Depreciation and amortization expense	117.3	89.9	27.4	30%
Restructuring charge (1)	14.4	—	14.4	nm
EBITDA	$492.8	$455.9	$36.9	8%

D.            Reconciliation of our effective tax rate to an effective tax rate, excluding certain items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Effective tax rate	19.9%	37.6%	31.5%	36.6%
Income tax benefit (2)	16.2%	—	4.8%	—
Effective tax rate, excluding certain items	36.1%	37.6%	36.3%	36.6%

nm - not meaningful

(1)          Restructuring charge includes severance of $10.3 million and certain contractual costs of $4.1 million.  Asset write-down charges of $2.4 million are included in Depreciation and Amortization expense.  See the Notes to this reconciliation for additional detail.

(2)          See Question #3 in the Q&A section of this document.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Restructuring and Asset Write-Down Charges – During the third quarter of 2008, we realigned our business to better support our strategic objectives in the current economic environment.  As a result, the company recorded $16.8 million of restructuring and asset write-down charges.  Of this amount, $10.3 million relates to severance expenses and $4.1 million relates to certain contractual costs including office exit and cancellation fees, both of which were recorded in selling, general and administrative expenses on our Consolidated Statements of Income.  The remaining $2.4 million represents software asset write-down charges that were recorded in depreciation and amortization on our Consolidated Statements of Income.  Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results for the nine months ended September 30, 2008, as compared to the same period in 2007 since charges of such a material amount are not comparable to similar activity in the prior period presented.  This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income Tax Benefit – During the third quarter of 2008, the applicable statute of limitations related to an uncertain tax position regarding our Brazilian operations expired resulting in the reversal of the related income tax reserves. The reversal of the reserves resulted in the recognition of a $14.6 million income tax benefit. The income tax benefit was recorded in provision for income taxes on our Consolidated Statements of Income.  Management believes excluding this income tax benefit from certain financial results provides meaningful supplemental information regarding our financial results for the nine months ended September 30, 2008, as compared to the same period in 2007 since an income tax benefit of such a material amount is not comparable to similar activity in the prior period presented. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted operating income and operating margin, excluding restructuring and asset write-down charges - Management believes excluding the restructuring and asset write-down charges from the calculation of operating income and margin, on a non-GAAP basis, is useful because management excludes items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that that impact comparability.

Net income, excluding restructuring and asset write-down charges and income tax benefit -  Management believes excluding the restructuring and asset write-down charges, net of tax, and income tax benefit from the calculation of net income, on a non-GAAP basis, is useful because management excludes items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that that impact comparability.

Diluted EPS, adjusted for acquisition-related amortization expense, restructuring and asset write-down charges and income tax benefit - We calculate this financial measure by excluding acquisition-related amortization expense, restructuring and asset write-down charges, all net of tax, and the 2008 income tax benefit from the determination of net income in the calculation of diluted EPS. This financial measure is not prepared in conformity with GAAP.  Management believes that this measure is useful because management excludes acquisition-related amortization expense and other items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets and the 2008 items that impact comparability.

EBITDA - We calculate EBITDA by adding back depreciation and amortization expense and the 2008 restructuring charges described above to operating income. EBITDA is not prepared in conformity with GAAP since it excludes depreciation and amortization expense, as well as interest expense, minority interest in earnings (net of tax), other income, net, provision for income taxes from earnings and the 2008 restructuring charges. This non-GAAP financial measure should not be considered as an alternative to net income, operating income, operating margin, or cash provided by operating activities.  Management believes that EBITDA is a useful supplemental measure to investors because it is consistent with how management evaluates our financial performance and is frequently used by securities analysts and other interested parties to evaluate companies in our industry. Additionally, management uses this measure as an important metric for forecasting and analyzing future periods, as well as evaluating future investing and financing decisions.